Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,506,484)
Unrealized Gain (Loss) on Market Value of Futures	709,493
Interest Income	5,745
ETF Transaction Fees	1,000
Total Income (Loss)	$(1,790,246)

Expenses
K-1 Tax Expense	$22,795
Audit Fees	7,282
Investment Advisory Fee	4,591
Brokerage Commissions	1,464
NYMEX License Fee	245
Non-interested Directors' Fees and Expenses	126
Total Expenses	36,503
K-1 Tax Expense Waiver	(21,892)
Audit Fees Waiver	(6,830)
Net Expenses	$7,781
Net Gain (Loss)	$(1,798,027)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/08	$9,147,994
Additions (200,000 Units)	4,642,000
Net Gain (Loss)	(1,798,027)

Net Asset Value End of Period	$11,991,967
Net Asset Value Per Unit (500,000 Units)	$23.98

To the Limited Partners of the United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of the United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502